Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

K. Wendy Kumar

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 951 - 8561

(Name, address and telephone number of agent for service)

National Rural Utilities

Cooperative Finance Corporation

(Issuer with respect to the Securities)

District of Columbia	52-089-1669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, Virginia	20166
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

***	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-210534 filed on April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 4th of October, 2017.

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 4, 2017

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2017

($000’s)

6/30/2017
Assets
Cash and Balances Due From Depository Institutions	$28,930,463
Securities	110,114,701
Federal Funds	51,218
Loans & Lease Financing Receivables	276,413,785
Fixed Assets	4,477,993
Intangible Assets	12,859,050
Other Assets	24,062,996
Total Assets	$456,910,206

Liabilities
Deposits	$357,756,287
Fed Funds	998,184
Treasury Demand Notes	0
Trading Liabilities	878,885
Other Borrowed Money	33,876,373
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,866,522
Total Liabilities	$410,176,251

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,649,555
Minority Interest in Subsidiaries	799,285
Total Equity Capital	$46,733,955

Total Liabilities and Equity Capital	$456,910,206